Exhibit 99

News Release

The Ryland Group, Inc. www.ryland.com

FOR IMMEDIATE RELEASE

CONTACT:

Drew Mackintosh

VP, Investor Relations and

Corporate Communications

(805) 367-3722

Drew.mackintosh@ryland.com

Ryland Reports Net Unit Orders for July and August

WESTLAKE VILLAGE, CA (September 19, 2011) – Ryland Homes announced today that unit orders, net of cancellations, were 336 and 301 in July and August of 2011, respectively, compared to 257 and 254 for July and August of 2010.  The order improvement was largely driven by a 21% year-over-year increase in active community count to start the quarter.

Headquartered in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  Since its founding in 1967, Ryland has built more than 294,000 homes and financed more than 248,000 mortgages.  The Company currently operates in 13 states across the country and is listed on the New York Stock Exchange under the symbol “RYL.”  For more information, please visit www.ryland.com.

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